                                                      SPECIAL ACCELERATION GRANT
                                                      --------------------------

                            MEASUREX CORPORATION
                           STOCK OPTION AGREEMENT
                           ----------------------


                                 WITNESSETH:
                                 ----------

RECITALS
- --------

          A. The Corporation's Board of Directors (the "Board") has adopted the Corporation's 1993 Stock Option Plan (the "Plan") for the purpose of attracting and retaining the services of key employees (including officers and directors), non-employee Board members and consultants and other independent advisors.

          B. Optionee is an individual who is to render valuable services to the Corporation or one or more parent or subsidiary corporations, and this Agreement is executed pursuant to, and is intended to carry out the purposes of, the Plan in connection with the Corporation's grant of a stock option to Optionee.

          NOW, THEREFORE, it is hereby agreed as follows:

          1.  Grant of Option.  Subject to and upon the terms and conditions set
              ---------------
forth in this Agreement, the Corporation hereby grants to Optionee, as of the grant date (the "Grant Date") specified in the accompanying Notice of Grant of Stock Option (the "Grant Notice"), a stock option to purchase up to that number of shares of the Corporation's Common Stock (the "Option Shares") as is specified in the Grant Notice. Such Option Shares shall be purchasable from time to time during the option term at the option price (the "Option Price") specified in the Grant Notice.

          2.  Option Term.  This option shall expire at the close of business on
              -----------
the expiration date (the "Expiration Date") specified in the Grant Notice, unless sooner terminated in accordance with Paragraph 5 or 6.

          3.  Limited Transferability.  This option shall be exercisable only by
              -----------------------
Optionee during Optionee's lifetime and shall not be transferable or assignable by Optionee other than by will or by the laws of descent and distribution following Optionee's death.

          4.  Dates of Exercise.  This option shall become exercisable for the
              -----------------
Option Shares in a series of successive annual installments as specified in the Grant Notice. As the option becomes exercisable for one or more installments, those installments shall accumulate, and the option shall remain exercisable for the accumulated installments until the Expiration Date or sooner termination of the option term under Paragraph 5 or Paragraph 6 of this Agreement. In the event Optionee should cease to be an Employee of the Corporation by reason of retirement at or after age 65, this option shall thereupon become immediately exercisable for all of the Optioned Shares provided such cessation of Employee status occurs more than one year after the Grant Date. The option as so accelerated shall remain exercisable until the earlier of (i) the sooner termination of option term under Paragraph 5 or 6. Except as noted herein above, in no event shall this option become exercisable for any additional Option Shares following Optionee's cessation of Service.

          5.  Cessation of Service.  The option term specified in Paragraph 2
              --------------------
shall terminate (and this option shall cease to be outstanding) prior to the Expiration Date in accordance with the following provisions:

          (i) This option shall immediately terminate and cease to be outstanding for any Option Shares for which it is not exercisable at the time of Optionee's cessation of Service.

          (ii) Should Optionee cease Service for any reason other than death or permanent disability while this option remains outstanding, then Optionee shall have a three (3)-month period measured from the date of such cessation of Service in which to exercise this option for any or all of the Option Shares for which this option is exercisable at the time of such cessation of Service. In no event, however, may this option be exercised at any time after the specified Expiration Date of the option term. Upon the expiration of such three (3)-month period or (if earlier) upon the specified Expiration Date of the option term, this option shall terminate and cease to be outstanding.

          (iii) Should Optionee die while in Service or within the three (3)- month period following his or her cessation of Service, then the personal representative of Optionee's estate or the person or persons to whom this option is transferred pursuant to Optionee's will or in accordance with the laws of descent and distribution shall have the right to exercise the option for any or all of the Option Shares for which this option is exercisable at the time of Optionee's cessation of Service, less any Option Shares subsequently purchased by Optionee prior to death. Such right shall lapse, and this option shall terminate and cease to remain outstanding, upon the earlier of (A) the expiration of the twelve (12)-
                           -------
     month period measured from the date of Optionee's death or (B) the Expiration Date.

          (iv) Should Optionee become permanently disabled and cease by reason thereof to remain in Service at any time during the option term, then Optionee shall have a twelve (12) month period commencing with the date of such cessation of Service in which to exercise this option for any or all of the Option Shares for which this option is exercisable at the time of such cessation of Service. In no event, however, may this option be exercised at any time after the specified Expiration Date of the option term. Upon the expiration of such limited period of exercisability or (if earlier) upon the Expiration Date, this option shall terminate and cease to be outstanding.

          (v) Should (A) Optionee's Service be terminated for misconduct (including, but not limited to, any act of dishonesty, willful misconduct, fraud or embezzlement) or (B) Optionee make any unauthorized use or disclosure of confidential information or trade secrets of the Corporation or any parent or subsidiary, then in any such event this option shall terminate immediately and cease to be outstanding.

          (vi) During the limited post-Service period of exercisability determined pursuant to subparagraphs (ii) through (iv) above, this option may not be exercised in the aggregate for more than the number of Option Shares (if any) for which this option is, at the time of the Optionee's cessation of Service, exercisable in accordance with either the normal exercise provisions specified in the Grant Notice or the special acceleration provisions of Paragraph 6 of this Agreement.

          (vii) For purposes of this Agreement, the following definitional provisions shall be in effect:

          A. Optionee shall be deemed to remain in Service for so long as such individual renders services on a periodic basis to the Corporation (or any parent or subsidiary) in the capacity of an Employee, a nonemployee member of the board of directors or an independent consultant or advisor.

          B. Optionee shall be considered to be an Employee for so long as such individual remains in the employ of the Corporation or any parent or subsidiary, subject to the control and direction of the employer entity not only as to the work to be performed but also as to the manner and method of performance.

          C. Optionee shall be deemed to be permanently disabled and to have incurred a permanent disability if Optionee is unable to engage in any substantial gainful activity by reason of any medically-determinable physical or mental impairment expected to result in death or to be of continuous duration of not less than twelve (12) months,

          D. A corporation shall be considered to be a subsidiary of the Corporation if it is a member of an unbroken chain of corporations beginning with the Corporation, provided each such corporation in the chain (other than the last corporation) owns, at the time of determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

          E. A corporation shall be considered to be a parent of the Corporation if it is a member of an unbroken chain ending with the Corporation, provided each such corporation in the chain (other than the Corporation) owns, at the time of determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

          6.  Corporate Transaction.
              ---------------------

          A. In the event of any of the following stockholder-approved transactions to which the Corporation is a party (a "Corporate Transaction"):

          (i) a merger or consolidation in which the Corporation is not the surviving entity, except for a transaction the principal purpose of which is to change the State in which the Corporation is incorporated,

          (ii) the sale, transfer or other disposition of all or substantially all of the assets of the Corporation in complete liquidation or dissolution of the Corporation, or

          (iii) any reverse merger in which the Corporation is the surviving entity but in which securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities are transferred to a person or persons different from those who held such securities immediately prior to such merger, this option, to the extent outstanding at such time but not otherwise fully exercisable, shall automatically accelerate so that such option shall, immediately prior to the specified effective date for the Corporate Transaction, become fully exercisable for all the Option Shares at the time subject to such option and may be exercised for all or any portion of such shares. No such acceleration of this option, however, shall occur if and to the extent: (i) this option is, in connection with the Corporate Transaction, either to be assumed by the successor corporation or parent thereof or replaced with a comparable option (as determined in the sole discretion of the Plan Administrator) to purchase shares of the capital stock of the successor corporation or parent thereof or
(ii) such option is to be replaced with a cash incentive program of the successor corporation which preserves the option spread existing at the time of the Corporate Transaction (the excess of the fair market value of the Option Shares at the time subject to this option over the aggregate Option Price payable for such shares) and provides for subsequent pay-out in accordance with the same vesting schedule in effect for the option pursuant to the option exercise schedule set forth in the Grant Notice or (iii) the acceleration of this option would, when added to the present value of certain other payments in the nature of compensation which become due and payable to Optionee in connection with the Corporate Transaction, result in the payment to Optionee of an excess parachute payment under Section 280G(b) of the Internal Revenue Code of 1986, as amended. The determination of any such excess parachute payment under clause (iii) shall be made by the Plan Administrator in accordance with the guidelines set forth in Attachment A, and such determination shall be final, binding and conclusive.

          B. The exercisability of this option as an incentive stock option under the Federal tax laws (if designated as such in the Grant Notice) shall, in connection with any such Corporate Transaction, be subject to the applicable dollar limitation of Paragraph 17.

          C. This option, to the extent not previously exercised, shall terminate upon the consummation of such Corporate Transaction and cease to be outstanding, unless it is expressly assumed by the successor corporation or parent thereof.

          D. This Agreement shall not in any way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise make changes in its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

          7.  Adjustment in Option Shares.
              ---------------------------

          A. In the event any change is made to the Common Stock issuable under the Plan by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class effected without the Corporation's receipt of consideration, the Plan Administrator shall make appropriate adjustments to
(i) the number and/or class of securities subject to this option and (ii) the Option Price payable per share in order to prevent any dilution or enlargement of benefits hereunder. Such adjustments shall be final, binding and conclusive.

          B.   If this option is to be assumed in connection with any
Corporate Transaction under Paragraph 6 or is otherwise to continue outstanding, then this option shall, immediately after such Corporate Transaction, be appropriately adjusted to apply and pertain to the number and class of securities which would have been issued to Optionee in the consummation of such Corporate Trans-action had the option been exercised immediately prior to such Corporate Transaction. Appropriate adjustments shall also be made to the Option Price payable per share, provided the aggregate Option Price payable hereunder
                         --------
shall remain the same.

          8.  Privilege of Stock Ownership.  The holder of this option shall
              ----------------------------
not have any of the rights of a stockholder with respect to the Option Shares until such individual shall have exercised the option and paid the Option Price for the purchased Option Shares.

          9.  Manner of Exercising Option.
              ---------------------------

          A. In order to exercise this option with respect to all or any part of the Option Shares for which this option is at the time exercisable, Optionee (or in the case of exercise after Optionee's death, Optionee's executor, administrator, heir or legatee, as the case may be) must take the following actions:

          (i) Deliver to the Chief Financial Officer of the Corporation an executed notice of exercise (the "Exercise Notice") in a form satisfactory to the Corpor-ation, in which there is specified the number of Option

     Shares which are to be purchased under the exercised option.

          (ii) Pay the aggregate Option Price for the purchased shares through one or more of the following alternatives:

          - full payment in cash or by check payable to the Corporation's order;

          - full payment in shares of Common Stock held for the requisite period necessary to avoid a charge to the Corporation's earnings for financial reporting purposes and valued at Fair Market Value on the Exercise Date (as such term is defined below);

          - full payment in a combination of shares of Common Stock held for the requisite period necessary to avoid a charge to the Corporation's reported earnings and valued at Fair Market Value on the Exercise Date and cash or check payable to the Corporation's order; or

          - full payment effected through a broker-dealer sale and remittance procedure pursuant to which Optionee (I) shall provide irrevocable written instructions to a designated brokerage firm to effect the immediate sale of the purchased shares and remit to the Corporation, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate Option Price payable for the purchased shares plus all applicable Federal, State and local income taxes and employment taxes required to be withheld in connection with such purchase and (II) shall provide written directives to the Corporation to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale transaction.

          (iii) Furnish to the Corporation appropriate documentation that the person or persons exercising the option (if other than Optionee) have the right to exercise this option.

          B. For purposes of this Agreement, the Exercise Date shall be the date on which the executed Exercise Notice shall have been delivered to the Corporation. Except to the extent the sale and remittance procedure specified above is utilized in connection with the option exercise, payment of the Option Price for the purchased shares must accompany such Exercise Notice. For all valuation purposes under this Agreement, the Fair Market Value per share of Common Stock on any relevant date shall be the closing selling price per share of Common Stock on the date in question on the New York Stock Exchange, as such price is officially quoted in the composite tape of transactions on such exchange. If there is no such reported price on the date in question, then the Fair Market Value shall be the closing selling price on such exchange on the last preceding date for which such quotation exists.

          C. As soon as practical after receipt of the Exercise Notice, the Corporation shall mail or deliver to or on behalf of Optionee (or any other person or persons exercising this option in accordance herewith) a certificate or certificates representing the purchased Option Shares.

          D. In no event may this option be exercised for any fractional shares.

          10. Governing Law.  The interpretation, performance, and
              -------------
enforcement of this Agreement shall be governed by the laws of the State of California without resort to that State's conflict-of-laws rules.

          11. Compliance with Laws and Regulations.  The exercise of this
              ------------------------------------
option and the issuance of Option Shares upon such exercise shall be subject to compliance by the Corporation and Optionee with all applicable requirements of law relating thereto and with all applicable regulations of any stock exchange on which shares of the Corporation's Common Stock may be listed at the time of such exercise and issuance.

          12. Successors and Assigns.  Except to the extent otherwise
              ----------------------
provided in Paragraph 3 or 6, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors, administrators, heirs and legal representatives of Optionee and the successors and assigns of the Corporation.

          13. Liability of Corporation.
              ------------------------

          A. If the Option Shares covered by this Agreement exceed, as of the Grant Date, the number of shares which may without stockholder approval be issued under the Plan, then this option shall be void with respect to such excess shares unless stockholder approval of an amendment sufficiently increasing the number of shares issuable under the Plan is obtained in accordance with the provisions of Section II of Article Five of the Plan.

          B. The inability of the Corporation to obtain approval from any regulatory body having authority deemed by the Corporation to be necessary to the lawful issuance and sale of any Common Stock pursuant to this option shall relieve the Corporation of any liability with respect to the non-issuance or sale of the Common Stock as to which such approval shall not have been obtained. The Corporation however, shall use its best efforts to obtain all such approvals.

          14. No Employment/Service Contract.  Nothing in this Agreement or
              ------------------------------
in the Plan shall confer upon Optionee any right to continue in the Service of the Corporation (or any parent or subsidiary employing or retaining Optionee) for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any such parent or subsidiary) or Optionee, which rights are hereby expressly reserved by each party, to terminate Optionee's Service at any time for any reason whatsoever, with or without cause.

          15. Notices.  Any notice required to be given or delivered to the
              -------
Corporation under the terms of this Agreement shall be in writing and addressed to the Corporation in care of its Chief Financial Officer at the corporate offices at One Results Way, Cupertino, California 95014. Any notice required to be given or delivered to Optionee shall be in writing and addressed to Optionee at the address indicated on the Grant Notice. All notices shall be deemed to have been given or delivered upon personal delivery or upon deposit in the U.S. mail, by registered or certified mail, postage prepaid and properly addressed to the party to be notified.

          16. Construction.  This Agreement and the option evidenced hereby
              ------------
are made and granted pursuant to the Plan and are in all respects limited by and subject to the express terms and provisions of the Plan. All decisions of the Plan Administrator with respect to any question or issue arising under the Plan or this Agreement shall be conclusive and binding on all persons having an interest in this option.

          17. Additional Terms Applicable to an Incentive Stock  Option.  In
              ---------------------------------------------------------
the event this option is designated an incentive stock option in the Grant Notice, the following terms and conditions shall also apply to the grant:

          A. This option shall cease to qualify for favorable tax treatment as an incentive stock option under the Federal tax laws if (and to the extent) this option is exercised for one or more Option Shares: (i) more than three (3) months after the date Optionee ceases to be an Employee for any reason other than death or permanent disability (as defined in Paragraph 5) or (ii) more than one (1) year after the date Optionee ceases to be an Employee by reason of permanent disability.

          B. If this option is to become exercisable in a series of installments as indicated in the Grant Notice, no such installment shall qualify for favorable tax treatment as an incentive stock option under the Federal tax laws if (and to the extent) the aggregate Fair Market Value (determined at the Grant Date) of the Corporation's Common Stock for which such installment first becomes exercisable hereunder will, when added to the aggregate fair market value (determined as of the respective date or dates of grant) of the Common Stock or other securities for which this option or one or more other incentive stock options granted to Optionee prior to the Grant Date (whether under the Plan or any other option plan of the Corporation or any parent or subsidiary) first become exercisable during the same calendar year, exceed One Hundred Thousand Dollars ($100,000) in the aggregate. Should the number of shares of Common Stock for which this option first becomes exercisable in any calendar year exceed the applicable One Hundred Thousand Dollar ($100,000) limitation, the option may nevertheless be exercised for those excess shares in such calendar year as a non-statutory option.

          C. Should the exercisability of this option be accelerated upon a Corporate Transaction in accordance with Paragraph 6, then this option shall qualify for favorable tax treatment as an incentive stock option under the Federal tax laws only to the extent the aggregate Fair Market Value (determined at the Grant Date) of the Corporation's Common Stock for which this option first becomes exercisable in the calendar year in which the Corporate Transaction occurs does not, when added to the aggregate fair market value (determined as of the respective date or dates of grant) of the Common Stock or other securities for which this option or one or more other incentive stock options granted to Optionee prior to the Grant Date (whether under the Plan or any other option plan of the Corporation or any parent or subsidiary) first become exercisable during the same calendar year, exceed One Hundred Thousand Dollars ($100,000) in the aggregate. Should the number of shares of Common Stock for which this option first becomes exercisable in the calendar year of such Corporate Transaction exceed the applicable One Hundred Thousand Dollar ($100,000) limitation, the option may nevertheless be exercised for the excess shares in such calendar year as a non-statutory option.

          D. Should the Optionee hold, in addition to this option, one or more other options to purchase Common Stock which become exercisable for the first time in the same calendar year as this option, then the foregoing limitations on the exercisability of such options as incentive stock options under the Federal tax laws shall be applied on the basis of the order in which such options are granted.

          E. To the extent this option should fail to qualify as an incentive stock option under the Federal tax laws, Optionee will recognize compensation income in connection with the acquisition of one or more Option Shares hereunder, and Optionee must make appropriate arrangements for the satisfaction of all Federal, State or local income and employment tax withholding requirements applicable to such compensation income.

          18. Additional Terms Applicable to a Non-Statutory Stock Option.
              -----------------------------------------------------------
In the event this option is designated a non-statutory stock option in the Grant Notice, Optionee shall make appropriate arrangements with the Corporation or any parent or subsidiary employing Optionee for the satisfaction of all Federal, State or local income tax and employment tax withholding requirements applicable to the exercise of this option.

                                ATTACHMENT A
                                     TO
                           STOCK OPTION AGREEMENT
                           ----------------------


     For purposes of determining whether the acceleration of this option pursuant to Paragraph 6.A will result in an excess parachute payment under
Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"), the procedures specified below shall be utilized by the Plan Administrator:

     1.  Definitions.
         -----------

          The following definitional provisions are to be utilized in making all determinations and calculations with respect to any parachute payments to which Optionee may be entitled in connection with a Corporate Transaction:

          Actual Average Compensation means Optionee's average W-2 wages from
          ---------------------------
the Corporation for the five (5) calendar years (or such fewer number of actual calendar years of Employee status) completed immediately prior to the calendar year in which the Corporate Transaction is effected. Any W-2 wages for a partial year of Employee status will be annualized, in accordance with the frequency with which such wages are paid during such partial year, before inclusion within Actual Average Compensation. Should Optionee commence Employee status in the calendar year in which the Corporate Transaction is effected, then his or her Actual Average Compensation will be equal in amount to the rate of base salary in effect for Optionee for that year plus all other items of compensation received from the Corporation and includible in his or her W-2 wages for such year. If any of Optionee's compensation from the Corporation during such five (5)-year or shorter period was not included in his or her W-2 wages for U.S. income tax purposes, either because Optionee was not a U.S. citizen or resident or because such compensation was excludible from income as foreign earned income under Section 911 of the Code, then such compensation shall nevertheless be included in the Actual Average Compensation of such Optionee to the same extent as if it were part of his or her W-2 wages.

          Ascertainable Option Value means, with respect to any Option (or
          --------------------------
installment thereof) which is to accelerate upon the Corporate Transaction, the ascertainable fair market value of such Option at the time of acceleration. The following factors are to be taken into account in determining such Ascertainable Option Value:

               (i) the excess of (A) the Fair Market Value of the Corporation's Common Stock subject to such Option on the date of acceleration over (B) the exercise price per share of Common Stock payable under the accelerated Option (or installment),

               (ii) the probability of the value of the shares of Common Stock increasing or decreasing, and

               (iii) the period of time for which the accelerated Option is to remain exercisable.

          Fair Market Value means, with respect to any shares of Common Stock
          -----------------
subject to any accelerated Option, the closing selling price per share of Common Stock on the date in question on the New York Stock Exchange, as such price is officially quoted in the composite tape of transactions on such exchange. If there is no such reported price on the date in question, then the Fair Market Value shall be the closing selling price on such exchange on the last preceding date for which such quotation exists.

          Option means any option held by Optionee under the Corporation's 1993
          ------
Stock Option Plan (the "1993 Plan") or the Corporation's predecessor 1981 Stock Option Plan (the "1981 Plan") and outstanding at the time of the Corporate Transaction. Such Options are to be divided into two separate categories as follows:

               (i)  Restricted Options:  the Option evidenced by this Stock
                    ------------------
     Option Agreement and any other Option the acceleration of which is limited, pursuant to the express provisions of the instrument evidencing the grant, to an amount which will not result in an excess parachute payment under
     Section 280G of the Code and the Treasury Regulations issued thereunder.

               (ii)  Unrestricted Options:  any Option the acceleration of which
                     --------------------
     is not subject to any limitations under the instrument of grant which are designed to avoid an excess parachute payment under Section 280G and the Treasury Regulations issued thereunder.

          Option Parachute Payment means, with respect to each Option (or
          ------------------------
installment thereof) which is accelerated under either the 1993 Plan or the 1981 Plan upon the Corporate Transaction, that portion of the Ascertainable Option Value thereof which is deemed to be a parachute payment under Section 280G of the Code and the Treasury Regulations issued thereunder. Such portion shall be equal to the sum of (I) the excess of the Ascertainable Option Value (as of the date of such acceleration) of each accelerated installment over the Present Value of that same dollar amount were payment deferred until the time such installment would have otherwise vested in the absence of such acceleration plus (II) an appropriate dollar adjustment to reflect the lapse of Optionee's obligation to remain in Employee status as a condition to the vesting of the accelerated installment. In no event, however, shall the Option Parachute Payment attributable to any accelerated Option (or installment thereof) exceed the Ascertainable Option Value thereof at the time of acceleration.

          Other Parachute Payments means any payments in the nature of
          ------------------------
compensation (other than the acceleration of the Options under the Plan) to which Optionee may become entitled in connection with the Corporate Transaction, whether payable at that time or upon Optionee's subsequent termination of Employee status, and which accordingly qualify as parachute payments within the meaning of Section 280G(b)(2) of the Code and the Treasury Regulations issued thereunder.

          Present Value means the value, determined as of the effective date of
          -------------
the Corporate Transaction, of any payment in the nature of compensation which Optionee becomes entitled to receive from the Corporation in connection therewith, including (without limitation) the Option Parachute Payment attributable to the Option evidenced by this Stock Option Agreement and the aggregate Option Parachute Payment attributable to all other Options of Optionee which accelerate upon the Corporate Transaction. The Present Value of any such payment which is not otherwise due and payable at the time of the Corporate Transaction shall be determined in accordance with the provisions of Section 280G(d)(4) of the Code, utilizing a discount rate equal to one hundred twenty percent (120%) of the applicable Federal rate in effect at the time of such determination, compounded semi-annually to the effective date of the Corporate Transaction.

          Severance Payment means the lump-sum cash payment to which Optionee
          -----------------
may become entitled, pursuant to separate letter agreement with the Corporation, upon the involuntary termination of his or her Employee status within eighteen
(18) months following certain changes in control of the Corporation effected without the approval of the Corporation's Board of Directors.

      2.  Limitation on Option Acceleration.
          ---------------------------------

          (a) The extent to which the Option evidenced by this Stock Option Agreement and all other Restricted Options are to accelerate upon the Corporate Transaction shall be determined as follows:

              First, there is to be determined the Option Parachute Payment
              -----
     attributable to each Unrestricted Option (or installment thereof) which accelerates upon the Corporate Transaction,

              Then, there is to be determined the Option Parachute Payment
              ----
     attributable to each Restricted Option (or installment thereof) which is subject to acceleration upon the Corporate Transaction.

              To the extent the aggregate Option Parachute Payment calculated for the Unrestricted Options does not exceed 2.99 times Optionee's Actual Average Compensation, then the Restricted Options shall be accelerated until the Option Parachute Payments attributable to such Restricted Options, when added to the aggregate Option Parachute Payment attributable to the Unrestricted Options, equal 2.99 times Optionee's Actual Average Compensation.

          (b) If the aggregate Option Parachute Payment attributable to the Restricted Options which would otherwise accelerate upon the Corporate Transaction would, when added to the aggregate Option Parachute Payment attributable to the accelerated Unrestricted Options, exceed 2.99 times Optionee's Actual Average Compensation, then the Restricted Options will be accelerated in the order of Ascertainable Option Value, with the Restricted Options with the highest Ascertainable Option Value to be the first to be accelerated, until the aggregate Option Parachute Payment attributable to the Restricted Options (or installments thereof) so accelerated equals the difference between (i) 2.99 times Optionee's Actual Average Compensation and
(ii) the aggregate Option Parachute Payment attributable to the Unrestricted Options.

          (c) Accordingly, except as otherwise provided under subparagraph (e) below, neither the Option evidenced by this Stock Option Agreement nor any other Restricted Option is to accelerate upon the Corporate Transaction if and to the extent the Option Parachute Payments attributable to the installments thereof which would otherwise accelerate upon such Corporate Transaction would, when added to the Option Parachute Payments attributable to the Unrestricted Options which accelerate upon such Corporate Transaction, exceed in amount 2.99 times Optionee's Actual Average Compensation.

          (d) In the event there is any dispute with Optionee as to whether one or more payments to which Optionee may become entitled in connection with the Corporate Transaction constitute Option Parachute Payments or Other Parachute Payments, such dispute shall be resolved as follows:

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

          (i) In the event temporary, proposed or final Treasury
     Regulations in effect at the time under Section 280G of the Code (or applicable judicial decisions) specifically address the status of any such payment or the method of valuation therefor, the characterization afforded to such payment by the Regulations (or such decisions) shall, together with the applicable valuation methodology, be controlling.

          (ii) In the event the Regulations (or applicable judicial
     decisions) do not address the status of any payment in dispute, the matter shall be submitted for resolution to independent counsel mutually acceptable to the Corporation and Optionee ("Independent Counsel"). The resolution reached by Independent Counsel shall be final and controlling; provided, however, that if in the judgment of Independent Counsel the
     --------
     status of the payment in dispute can be resolved through the obtainment of a private letter ruling from the Internal Revenue Service, a formal and proper request for such ruling shall be prepared and submitted by Independent Counsel, and the determination made by the Internal Revenue Service in the issued ruling shall be controlling. All expenses incurred in connection with the retention of Independent Counsel and (if applicable) the preparation and submission of the ruling request shall be shared equally by the Corporation and Optionee.

          (iii) In the event the Regulations (or applicable judicial decisions) do not address the appropriate valuation methodology for any payment in dispute, the value thereof shall, at the Independent Counsel's election, be determined through an independent third-party appraisal, and the expenses incurred in obtaining such appraisal shall be shared equally by the Corporation and Optionee.

          (e) Notwithstanding any provision to the contrary set forth in the preceding subparagraphs, the aggregate Option Parachute Payment attributable to the Options accelerated upon the Corporate Transaction shall not be reduced below that amount (if any) which, when added to the Present Value of all the Other Parachute Payments to which Optionee becomes entitled in connection with such Corporate Transaction, would nevertheless qualify as reasonable compensation within the standards established under Section 280G(b)(4) of the Code.

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

          (f) Optionee shall not be entitled to any Severance Payment in the event that the aggregate Option Parachute Payment attributable to all Restricted and Unrestricted Options which accelerate upon the Corporate Transaction equals or exceeds 2.99 times Optionee's Actual Average Compensation.

          (g) These guidelines shall in all events be interpreted in such manner as shall avoid the imposition of excise taxes under Section 4999 of the Code and the disallowance of deductions under Section 280G(a) of the Code with respect to the acceleration of Optionee's Restricted Options in connection with the Corporate Transaction.

      3.  Conditional Exercises.
          ---------------------

          (a) Notwithstanding the existence of one or more payments in dispute under Paragraph 2(d) above, Optionee shall be permitted to exercise the Restricted Option evidenced by this Stock Option Agreement or any other Restricted Option at any time prior to the expiration or sooner termination of the option term; provided any and all shares of the Common Stock purchased under
                 --------
such Restricted Options shall, together with the exercise price paid for such shares, be held in escrow by the Corporation. To the extent such purchased shares are held in escrow, Optionee shall have the right to (i) direct the sale of such shares, provided the sale proceeds are immediately deposited in escrow,
(ii) exercise all voting rights with respect to such shares and (iii) receive dividends declared on such shares, provided such dividends are immediately deposited in escrow.

          (b) Once the requisite determinations under Paragraph 2(d) have been made, then to the extent the aggregate Option Parachute Payment attributable to the Restricted Options which would otherwise accelerate upon the Corporate Transaction would, when added to the aggregate Option Parachute Payment attributable to the accelerated Unrestricted Options, exceed 2.99 times Optionee's Actual Average Compensation or other applicable limitation under Paragraph 2(e) above, such acceleration shall be precluded through the disposition of one or more Restricted Options as follows:

               First, any outstanding Restricted Options shall immediately
               -----
     terminate and cease to be exercisable. If there is more than one such Option outstanding, then the termination of such Options shall occur in the following order: the Restricted Options with the lowest Ascertainable Option Value shall be the first to terminate.

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

               Then, to the extent one or more of the Restricted Options (or
               ----
     installments thereof) shall have been exercised pursuant to the provisions of subparagraph (a) above, such exercises shall be rescinded (with the Restricted Options with the lowest Ascertainable Option Value to be the first to be rescinded) by refunding to Optionee the exercise price paid for the purchased shares and returning those shares (plus any cash dividends paid thereon) to the Corporation. To the extent the shares purchased under such Options (or accelerated installments thereof) shall have been sold while held in escrow, the sale proceeds attributable to those shares shall be allocated as follows: first an amount not to exceed the exercise price paid for such shares shall be refunded to Optionee, and then the balance of the proceeds (together with any cash dividends paid on those shares) shall be returned to the Corporation.

          (c) To the extent any shares or cash proceeds remain in the escrow account under subparagraph (a) above after the reductions specified in subparagraph (b) have been made, those shares or proceeds shall be promptly distributed to Optionee.

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